Exhibit 10.28

BOSTON UNIVERSITY

LICENSE AGREEMENT

University Case Title:

Method and Composition for Treating Immune Complex Associated Disorders

University Case Number:

BU01-36

Coley Pharmaceutical Group, Inc.

January 23, 2004

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

LICENSE AGREEMENT

LICENSE AGREEMENT dated as of January 23, 2004 (the Effective Date), by and between Trustees of Boston University (the University) and Coley Pharmaceutical Group, Inc. (as further defined herein, Licensee).

WHEREAS, the University has the right to grant licenses with respect to certain Patent Rights and Technology (as each is defined herein) and desires to promote the public interest by granting a license thereto; and

WHEREAS, Licensee desires to obtain a license to use and practice the Patent Rights and Technology to develop, produce, market and sell products;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the University and Licensee hereby agree as follows:

ARTICLE I. DEFINITIONS.

1.01 Capitalized terms used in this Agreement shall have the meanings set forth in Schedule 1 annexed hereto.

ARTICLE II. LICENSE.

2.01 Grant. Subject to all of the terms and conditions of this Agreement and the Government Rights, the University hereby grants to Licensee a right and license (a) to make, have made, use, lease, sell and have sold, import and have imported Licensed Products, (b) to practice Licensed Processes and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c) to use the Technology, in each case (i) directly or by sublicense (subject to Section 2.03 hereof) and (ii) for commercial and research purposes in the Field of Use within the Territory during the Term.

2.02 Exclusivity. Subject to the Noncommercial Rights and the Government Rights, which are expressly reserved, the licenses granted under Sections 2.01 (a) and 2.01 (b) hereof shall be exclusive during the Exclusive Period, and thereafter shall be non-exclusive. The license granted under Section 2.01(c) hereof shall be non-exclusive.

2.03 Sublicenses. The right of Licensee (and of any Sublicensee having the right to grant further Sublicenses) to enter into Sublicenses is subject to the following:

(a)	Obligations To University. Sublicensee shall agree to be bound directly to the University in respect of all obligations to the University set forth in Sections 2.03, 2.04 and 2.05, ARTICLE V, Sections 6.02 and 6.03, ARTICLE VII, ARTICLE VIII and Section 9.5;

(b)	Copy to University. A copy of each Sublicense, amendment, and waiver shall be sent to the University promptly upon execution by the parties thereto;

(c)	Consideration. Without the prior written consent of the University, consideration for any Sublicense from any Sublicensee shall not include anything of value in lieu of cash payments;

(d)	No Waivers. Without the prior written consent of the University, Licensee shall not waive any default or breach under any exclusive Sublicense; and

(e)	Termination. Upon any termination of this Agreement, all Sublicenses shall continue in full force and effect, provided that the Sublicensee agrees in writing to be bound by the terms of this Agreement.

2.04 Noncommercial Rights. University reserves the right to use the Technology. University also reserves the right to use Licensed Products and to practice Licensed Processes, itself or jointly with or by license to another non-profit entity, (a) only for research that is not sponsored by a for-profit entity or (b) for noncommercial compassionate uses in University Hospitals. Noncommercial compassionate uses shall be subject to Coley approval, such approval not to be unreasonably withheld. In each case, the rights reserved to University under this Section 2.04 (collectively, Noncommercial Rights) are (i)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

worldwide, including without limitation, in the Territory, and (ii) in any field of use, including without limitation, in the Field of Use.

2.05 Other Rights. The license granted in this Agreement shall not be construed to confer any rights upon Licensee by implication, estoppel or otherwise (a) to any technology, other than Technology, not specifically set forth in the Patent List or (b) beyond such rights as are expressly set forth herein.

ARTICLE III. DUE DILIGENCE

3.01 Licensee Representations. Licensee represents and warrants to University that:

(a)	Experience. Licensee is experienced in the development, production, marketing and sale of products similar to the Licensed Products;

(b)	Financial Capacity and Business Plan. Licensee has the financial capacity and strategic commitment to commercialize the Licensed Products and has provided to the University a copy of its most recent business plan;

(c)	Organization & Power. Licensee is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to enter into this Agreement;

(d)	Authorization. The execution, delivery and performance by Licensee of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Licensee and do not conflict with or cause a default with respect to Licensee’s obligations under any other agreement;

(e)	Execution & Delivery. This Agreement has been duly executed and delivered by the Licensee; and

(f)	Insurance. The insurance coverage required pursuant to Section 7.03 shall have been obtained and Licensee shall have presented proof of coverage in a form satisfactory to the University.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.02 Best Efforts. Licensee shall use commercially reasonable efforts to bring the Licensed Products to market in the United States and throughout the Territory through a vigorous and diligent program for exploiting the Patent Rights and shall, throughout the Term, diligently continue development and marketing efforts with respect to the Licensed Products, in each case consistent with reasonable business practices and judgments. Notwithstanding the foregoing, Licensee shall be under no obligation to develop and market more than one (1) Licensed Product at a time.

3.03 Milestones. Licensee shall use commercially reasonable efforts to meet or accomplish each of the Milestones by its Milestone Date.

3.04 Material Breach. Breach of any provision of this ARTICLE III is a material breach of this Agreement.

ARTICLE IV. ROYALTIES & PAYMENTS

4.01 Royalties. In consideration for the licenses granted under this Agreement, Licensee shall pay all of the following royalties (collectively, the Royalties) to the University:

(a)	Initial Payment. Upon the Effective Date, Licensee shall pay to the University the Initial Payment;

(b)	Royalty Payments for Licensed Products. Licensee shall pay to the University within thirty (30) days after the end of each calendar quarter, during the term of the license of paragraph 2.02, the following royalties, based on the Net Sales of all Licensed Products sold by Licensee and its Affiliates.

(i)	[***]% royalties on Net Sales of Licensed Products sold by Licensee and its Affiliates, if total royalties being paid on the Licensed Product to all parties is less than or equal to [***]%;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(ii)	[***]% royalties on Net Sales of Licensed Products sold by Licensee and its Affiliates, if total royalties being paid on the Licensed Product to all parties is greater than [***]% but less than or equal to [***]%;

(iii)	[***]% royalties on Net Sales of Licensed Products sold by Licensee and its Affiliates, if total royalties being paid on the Licensed Product to all parties is greater than [***]% but less than or equal to [*]%;

(iv)	[***]% royalties on Net Sales of Licensed Products sold by Licensee and its Affiliates, if total royalties being paid on the Licensed Product to all parties is greater than [*]%;

(v)	[***]% royalties on Net Sales of Licensed Products sold by Licensee and its Affiliates in the animal field.

(c)	Royalty Payments for Technology-Based Products. Licensee shall pay to the University within thirty (30) days after the end of each calendar quarter, during the term of the license of paragraph 2.02, royalties, based on the Net Sales of all Technology-Based Products sold by Licensee and its Affiliates, at [**]% of the applicable rates set forth in paragraph 4.01 (b)(i-v).

(d)	Sublicense Payments. In the case of sublicense, options to sublicense, and similar agreements to exploit the Licensed Products, Licensed Processes or Technology, Licensee shall also pay to the University, within thirty (30) days after the end of each calendar quarter, during the term of the license of paragraph 2.02, [*******] percent ([**]%) of any royalty or non-royalty Sublicense Revenues.

(e)	Inter-Affiliate and Inter-Sublicensee Sales. Royalties shall not apply to sales among Licensee, its Affiliates and their respective sublicensees for resale. On sales between Licensee and its Affiliates for resale, the royalty shall be paid on the resale.

(f)

IND Filing Payment. A once only payment of [**************] dollars ($[*********]) upon the first achievement of filing an IND application for Phase I with the FDA, or equivalent European governmental body, for the first Licensed Product. Such payment shall accrue upon approval by FDA for the product to proceed to Phase I FDA trials and shall be payable within

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

thirty (30) days of accrual. This payment will accrue and be payable regardless of the date of execution of this Agreement. If such Milestone event has occurred and associated payment has accrued prior to the execution of this Agreement, Licensee shall pay such amount immediately to the University upon execution of this Agreement.

(g)	Approved Filing Payment. A once only payment of [********************] dollars ($[**********]) upon the first achievement of filing for marketing approval with the FDA, or equivalent European governmental body, for the first Licensed Product. Such payment shall accrue upon filing for FDA approval for the product and shall be payable within thirty (30) days of accrual. This payment will accrue and be payable regardless of the date of execution of this Agreement. If such Milestone event has occurred and associated payment has accrued prior to the execution of this Agreement, Licensee shall pay such amount immediately to the University upon execution of this Agreement.

(h)	Annual Minimums. Licensee shall pay to the University, on January 1 of each calendar year, at least [***********] dollars ($[*********]) yearly commencing 2005 and continuing through 2007, and at least [********************] dollars ($[*********]) yearly commencing 2008 and continuing through 2012. These annual minimum payments shall be fully creditable for a period of five (5) years against future royalties and Milestone Payments. The University shall have the right to terminate this license in the event that such annual minimum payments are not made when due.

4.02 Research Support. It is Licensee’s intention to continue to support the research conducted in [**********************] lab during the 2004-2005 academic year, subject to execution of a sponsored research agreement on terms mutually acceptable to the parties. A sponsored research agreement will be executed within six (6) months of the execution of this Agreement.

4.03 Payments. All payments due under this Agreement shall be paid (a) in full without deduction of exchange, collection, taxes or other fees that may be imposed by any government and (b) in United States dollars in Boston, Massachusetts or at such other place as the University may designate

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

consistent with applicable law. Currency conversions shall be made by reference to the prevailing exchange rate for bank transfers from the foreign currency to U.S. Dollars, as quoted at the FleetBoston Financial Corporation or its successor on the last business day of the calendar quarter immediately preceding the payment due date. If by law, regulation or fiscal policy of any country, conversion from that country’s currency into U.S. dollars is restricted or forbidden, written notice thereof shall be given to the University and payment of amounts from that country shall be made through such lawful means as the University shall designate, including, without limitation, deposit of local currency in such recognized banking institution as the University shall designate. When in any country the law or regulation prohibits both the transmittal and the deposit of royalties on sales in that country, royalty payments from that country will be suspended for as long as the prohibition is in effect and, as soon as the prohibition ceases, all royalties that Licensee or its Sublicensees would have been obligated to pay, but for the prohibition, will promptly be deposited or transmitted, as the case may be, to the extent then allowed.

4.04 Interest. All amounts due under this Agreement shall accrue interest from the first day following the due date until paid in full at the annual rate (compounded quarterly) of [*****] percent ([*]%) plus the rate announced as of the due date by FleetBoston Financial Corporation or its successor in Boston, Massachusetts as its prime rate. Payment of interest shall not foreclose any other right that the University may have as a consequence of late payment.

ARTICLE V. REPORTS, RECORDS & AUDIT

5.01 Books & Records. Licensee shall keep in accordance with generally accepted accounting principles up-to-date, complete, true and accurate books of account in sufficient detail to permit calculation of all amounts due hereunder, including without limitation, copies of all invoices, which shall be properly itemized. Such books of account shall be maintained at Licensee’s principal place of business (or at its election, the principal place of business of the division of Licensee to which this Agreement relates) and Licensee shall keep the University apprised in writing of the location of such books and records.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.02 Semi-Annual Reports. Prior to first commercial sale of Licensed Product, (without regard to whether any payments are due to the University in respect of such period), Licensee shall deliver to the University, within thirty (30) days of each semi-annual period, complete and accurate semi-annual reports of its activities and the activities of its Sublicensees, including the following:

(a)	identification of all Milestone Dates occurring during such semi-annual period and an indication of whether the corresponding Milestone was met (and if not, a summary of the progress as of the end of such semi-annual period and projected completion dates);

(b)	identification of all Sublicenses and research support contracts related to the Patent Rights or the Technology entered into during such semi-annual period, together with a summary of the principal economic terms of each;

(c)	a summary of those activities of Licensee and its Sublicensees directed toward promoting the sale and use of the Licensed Products and Licensed Processes.

5.03 Quarterly Reports. Following the date of first commercial sale of Licensed Product, (without regard to whether any payments are due to the University in respect of such quarter), Licensee shall deliver to the University, within thirty (30) days of each calendar quarter, complete and accurate quarterly reports of its activities and the activities of its Sublicensees, including the following:

(a)	the number of each type of Licensed Product and Licensed Process sold or leased by Licensee and by each Sublicensee during such quarter;

(b)	the total amount of Net Sales during such quarter;

(c)	calculations of each amount due under this Agreement in respect of such quarter, including without limitation, deductions applicable to Net Sales;

(d)	identification of all Milestone Dates occurring during such quarter and an indication of whether the corresponding Milestone was met (and if not, a summary of the progress as of the end of such quarter and projected completion dates);

(e)	identification of all Sublicenses related to the Patent Rights or the Technology entered into during such quarter, together with a summary of the principal economic terms of each;

(f)	a summary of those activities of Licensee and its Sublicensees directed toward promoting the sale and use of the Licensed Products and Licensed Processes.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.04 Annual Reports. Within one hundred twenty (120) days after the end of Licensee’s fiscal year, Licensee shall provide to the University a copy of its financial statements for such year, certified as to their completeness and accuracy by Licensee’s chief financial officer. Licensee shall also provide to the University written evidence of the annual renewal of insurance within thirty (30) days of such renewal.

5.05 Other Reports. Promptly upon the preparation of (a) any annual report to stockholders of Licensee or (b) any Licensee business or marketing plan or material revision thereof, Licensee shall provide a copy of such report or plan to the University.

5.06 Audit. No more often than twice per calendar year, the University may, upon three (3) days written notice specifying any time of day during Licensee’s business hours, audit or have its representatives audit Licensee’s books and records at Licensee’s place of business for the purpose of verifying Licensee’s reports and compliance by Licensee in all other respects with this Agreement. If the University retains any third parties to assist in the audit, such third parties shall agree to be bound by contractual obligations of confidentiality and non-use at least as restrictive as those set forth in this Agreement If any audit identifies an underpayment by Licensee, Licensee shall promptly pay the underpayment to University including interest as provided for in Section 4.04. If any audit identifies an overpayment by Licensee, Licensee shall deduct such overpayment from the next payments due University until such overpayment has been recovered by Licensee. If any audit leads to the discovery of an underpayment in respect of any calendar quarter of more than [***] percent ([**] %) between amounts due in respect of such quarter and amounts reported to be due by Licensee in its quarterly report for such quarter or otherwise reveals a previously undisclosed material breach of this Agreement, Licensee shall, within thirty (30) days after written notice from the University, reimburse the University for all of its costs related to the audit. Licensee shall, in any event and without regard to the size of the discrepancy, pay to the University the amount of any previous underpayment, including interest from the time such amount was due until paid in full in accordance with Section 4.04.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE VI. REGULATORY MATTERS & PATENT COSTS

6.01 United States Manufacture. Products leased or sold by Licensee or any Sublicensee in the United States shall be manufactured substantially in the United States unless any waiver of such requirement is obtained. University shall, at Licensee’s request and expense, assist Licensee is attempting to obtain such a waiver, should Licensee determine to do so.

6.02 Export Control. Licensee shall not, absent proper authorization and licensing, if applicable, from all United States agencies having jurisdiction, including the United States Office of Export Control, export data or commodities, including without limitation, Products, Processes or Technology, to any country on the Commodity Control List, the Military-Critical List or other restricted list. The University neither represents that any such export license is not required nor that, if required, it will be issued.

6.03 Compliance & Marking. Licensee shall comply and shall require its Sublicensees to comply with all applicable laws and regulations concerning the manufacture (including without limitation, Good Manufacturing Practices set forth by the United States Food and Drug Administration), marking, marketing and safety of all Products. Without limiting the foregoing, all Products sold, leased or shipped in, through or to (a) the United States shall be marked with all applicable patent numbers and (b) any other country, shall be marked in conformity with all of the laws and regulations of such country.

6.04 Patent Filings. The University shall, using patent attorneys selected by Licensee and reasonably acceptable to the University, apply for, seek issuance of and maintain the Patent Rights in the name and on behalf of the University during the Term in the United States and in such other countries as are identified in the Patent List hereto or as Licensee may request in writing; provided that (a) Licensee shall cooperate with the University in such prosecution, filing and maintenance; and (b) Licensee shall be given at least ten (10) days to advise and comment upon such filings and actions as are undertaken by the University. The University may, in its discretion, decline to apply for, prosecute or maintain any Patent Rights in any country, but shall give timely notice to Licensee of any such

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

determination, whereupon Licensee may undertake such action, in the name and on behalf of the University, at its own expense. The University agrees to cooperate with Licensee as reasonably necessary to permit Licensee to be able to prosecute or maintain any Patent Rights in those countries that the University declines to undertake action, at Licensee’s expense.

6.05 Patent Costs. On the date hereof, Licensee shall reimburse the University for its Prior Patent Costs incurred to date, in the amount set forth on Schedule 2. Thereafter, Licensee shall pay Patent Costs directly or shall, within thirty (30) days after the end of any month during the Term in which Patent Costs are incurred, reimburse the University in the full amount of such Patent Costs. The University has delivered the invoice for the Prior Patent Costs incurred to date and shall deliver to Licensee additional invoices for Patent Costs as they are incurred. Overdue amounts shall accrue interest pursuant to Section 4.04. Licensee may decline payment of future Patent Costs by giving thirty (30) days written notice in advance of the University incurring such costs, whereupon Licensee’s right to benefit from the applications or patents affected by such Patent Costs shall terminate, including but not limited to, the deletion of such patent from the Patent List and the termination of the license granted with respect to such patent.

ARTICLE VII. WARRANTIES, LIMITATIONS & INDEMNIFICATION

7.01 University Limitation. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE UNIVERSITY MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO (1) THE SCOPE OR VALIDITY OF ANY OF THE PATENT RIGHTS; (2) WHETHER THE PATENT RIGHTS OR TECHNOLOGY MAY BE EXPLOITED BY LICENSEE OR ANY SUBLICENSEE WITHOUT INFRINGING THE RIGHTS (INCLUDING PATENT RIGHTS) OF OTHERS; OR (3) THE RESULTS TO BE OBTAINED BY USE OF THE PATENT RIGHTS, THE TECHNOLOGY, THE LICENSED PRODUCTS OR THE LICENSED PROCESSES. THE PATENT RIGHTS AND THE TECHNOLOGY ARE DELIVERED “AS IS” IN EVERY RESPECT. Without

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

limitation of the foregoing, Licensee acknowledges that it is aware of an unresolved inventorship dispute involving [**********************], of [********************************], and that it is not relying upon any representation or warranty of any kind by the University or its employees or agents with respect to any matter relating to such dispute.

7.02 Indemnification. Licensee shall at all times during the Term and thereafter, defend and hold the University, its trustees, officers, employees, agents and affiliates (together, Indemnitees) harmless from and against all claims, suits, demands, liability and expenses, including legal expenses and reasonable attorneys’ fees, arising out of (a) the death of or injury to any person or persons, (b) damage to property, or (c) any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from (i) the design, production, manufacture, shipping, handling, use (in commerce or otherwise), sale, lease, consumption, promotion or advertisement of the Products or the Processes or any product, service or process relating to or developed under this Agreement or with the Technology or the Patent Rights or (ii) any obligation or activity of Licensee under this Agreement or of any Sublicensee under any Sublicense. Licensee shall have no obligation under this Section 7.02 with respect to any claims, suits, demands, liability and expenses, including legal expenses and reasonable attorneys’ fees, to the extent arising from the negligence or willful misconduct on the part of Indemnitees or breach by University of any of its obligations under this Agreement.

7.03 Insurance.

(a)	Scope & Expense. Licensee has procured and shall maintain in full force and effect comprehensive general liability insurance policies that protect and name the Indemnitees as an additional named insureds. Coverage shall be no less than $[*********] per incident and $[*********] in annual aggregate, but the University may in its reasonable discretion, by thirty (30) days written notice to Licensee, require greater liability coverage. Coverage shall include product liability and broad form contractual liability for Licensee’s indemnification obligations under Section 7.02. If the product liability insurance is not for occurrence liability coverage, Licensee shall maintain comprehensive general liability insurance for not less than fifteen (15) years after it has ceased commercial distribution or use of any Licensed Product or Licensed Processes.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(b)	Notice & Cancellation. Licensee shall provide the University with written evidence of such insurance upon issuance and upon each annual renewal. Licensee shall give the University at least fifteen (15) days written notice prior to any cancellation, non-renewal or material change in such insurance. If Licensee does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, the University may terminate this Agreement without notice or any additional cure or waiting period.

7.04 University Liability. The University’s total liability for any cause of action arising in connection with this Agreement or the transactions contemplated by this Agreement, and regardless of the form of action, whether in contract or in tort, including negligence, or otherwise shall be limited to [***********] percent ([***]%) of the amounts paid to the University under ARTICLE IV. Licensee waives and disclaims (and shall cause all Sublicensees to waive and disclaim) any right to recover any damages in the aggregate in excess of such amount from the University, including but not limited to, any lost or anticipated profits or savings, or any incidental, intangible, exemplary, punitive, special or consequential damages, regardless of the form of action, whether in contract or in tort, including negligence, or otherwise and whether or not the University was advised of the possibility or likelihood of such damages.

ARTICLE VIII. INFRINGEMENT

8.01 Notice. Licensee shall notify the University promptly in writing of any alleged infringement of the Patent Rights by a third party and shall provide any available evidence thereof.

8.02 Prosecution By University. The University shall have the right, at its sole discretion, to prosecute, at its own expense, any alleged infringements of the Patent Rights. Licensee agrees to allow the University to include Licensee, at the University’s expense, as a party plaintiff in any suit brought with respect to infringement alleged to have occurred within the Territory and Field of Use. In the event that the University takes the lead counsel role with respect to the commencement or defense of any action, the total cost shall be borne by and any recovery or damages shall be paid solely to the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

University. During the Exclusive Period, Licensee shall have the right to participate in any action, at Licensee’s expense, and the University agrees to consult with counsel for Licensee on any significant matters related to the litigation.

8.03 Prosecution By Licensee.

(a)	Procedure. If the University, within six (6) months after having been notified of an alleged infringement, shall have been unsuccessful in negotiating with the alleged infringer to cease and desist such infringement and shall not have brought an infringement action, or if the University shall notify Licensee at any time prior thereto of its intention not to bring suit against any alleged infringer in the Territory for the Field of Use, then, and in those events only, Licensee shall have the right, but shall not be obligated, to prosecute at its own expense any such infringement of the Patent Rights in the Territory for the Field of Use. In such circumstances, and provided that the license granted pursuant to Section 2.01 (a) and (b) shall remain exclusive, Licensee may use the name of the University as the plaintiff if necessary for the prosecution of the infringement suit. Notwithstanding anything in the foregoing to the contrary, no settlement, consent judgment or other voluntarily final disposition of any such suit may be entered into without the consent of the University, which consent shall not be unreasonably withheld. Licensee shall indemnify the University against any order for any costs that may be made against the University in such proceedings.

(b)	Damages. In the event that Licensee undertakes litigation pursuant to Section 8.03(a) for the enforcement of Patent Rights, any recovery of damages by Licensee for each suit shall be applied as follows: (a) first, to Licensee to reimburse Licensee for the expenses of the litigation or suit, including reasonable attorneys’ fees, (b) then, second, to the University to reimburse the University for its expenses of the litigation or case, including reasonable attorneys’ fees, and (c) then, an amount equal to the Lump Sum Percentage of the balance of any recovery and (d) then, the balance to Licensee.

8.04 Actions Against Licensee or University. In the event that an action alleging invalidity or noninfringement of any of the Patent Rights shall be brought against the University or against Licensee (whether as an independent action or as a counterclaim of a suit filed by Licensee pursuant to Section

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

8.03(a)), the University, at its sole option, shall have the right, within thirty (30) days after the commencement of such action, to take or regain control of the action at its own expense. If the University shall determine not to exercise this right, Licensee may take over or remain as lead counsel for the action at Licensee’s sole expense, with any settlement or recovery subject to the approval provisions of Section 8.03 (a) and allocation provisions of Section 8.03 (b), provided that the University shall have the right to refuse, in its sole discretion, to accept any settlement offer that would result in the lessening or weakening of any Patent Rights.

8.05 Cooperation. In any infringement suit, either party shall be entitled to request the cooperation and assistance of the other party, at the requesting party’s expense, as may be reasonably necessary for the suit. Each party agrees to make available relevant records, papers, information, samples and specimens, as well as to have its employees testify upon request.

8.06 Sublicense Settlements. In the event that the Licensee shall elect to grant a Sublicense to any alleged infringer in the Territory for the Field of Use for future use of the Patent Rights, any amounts paid by the alleged infringer as a part of the Sublicense or settlement other than such amounts measured directly by the sale of Licensed Products shall be shared by Licensee and the University in the same ratio as amounts received as Lump Sum payments. Revenues received under such Sublicenses that are measured by the sale of Licensed Products shall be included in the Royalty computations in accordance with Section 4.01.

ARTICLE IX. TERMINATION

9.01 Patent License. Unless earlier terminated as provided for in this Agreement, the license granted pursuant to Section 2.01 for Patent-Based Products and Patent-Based Processes will continue in each country until the expiration or termination of the Patent Rights upon which the Patent-Based Products and Patent-Based Processes are based.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

9.02 Technology License. Unless earlier terminated as provided for in this Agreement, the license granted pursuant to Section 2.01 for Technology-Based Products and Technology-Based Processes will continue for ten years from the Effective Date.

9.03 Early Termination. Notwithstanding the foregoing and except as otherwise provided in Section 2.03(e), all licenses granted pursuant to Section 2.01 and this Agreement shall terminate as follows:

(a)	Material Breach. If Licensee materially breaches this Agreement, or any sponsored research agreement or other related agreement with the University, or fails to account for or pay Royalties as provided in this Agreement, the University shall have the right, at its election, to terminate (i) the Exclusive Period; (ii) any or all licenses granted by the University under this Agreement (including the right to sublicense); or (iii) this Agreement in its entirety, including all licenses granted by the University under this Agreement upon thirty (30) days prior written notice, subject to the survival of the obligations set forth in Section 9.06; provided however, if Licensee shall cure the breach or default within the thirty (30) day period, this Agreement and all such licenses shall continue in full force and effect.

(b)	Insolvency, Etc. If Licensee shall file a petition in bankruptcy or if an involuntary petition shall be filed against Licensee and such petition shall not be dismissed within sixty (60) days, or if Licensee shall become insolvent or admit its inability to pay its debts when due, or if a receiver or a guardian shall be appointed for Licensee, then this Agreement and all licenses granted by the University under this Agreement shall immediately terminate.

9.04 Accrued Obligations. Upon termination of this Agreement for any reason, each party shall remain liable for those obligations which came into existence prior to the effective date of the termination including, without limitation, payment of accrued royalties. Licensee may, for a period of no longer than one (1) year after the effective date of the termination of this Agreement, complete any or all Licensed Products that it can demonstrate were in the process of manufacture on the effective date of the termination and sell any and all Licensed Products that it can demonstrate were in the process of manufacture or in inventory on the date of termination; provided that Licensee shall remain obligated to pay any applicable Royalties thereon as provided in this Agreement. Within thirty (30)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

days after receipt of notice of termination, Licensee shall provide the University with an accounting of Licensed Products then on hand and in process and its best estimate of when within the one (1) year period such sales of Licensed Products will conclude.

9.05 Information. Upon termination of this Agreement for any reason, Licensee shall, promptly upon request by the University, make available to the University, at the University’s sole option, the rights to use, license or own all Information then in Licensee’s possession that is relevant to the commercialization of Licensed Products.

9.06 Survival. The obligations set forth in ARTICLE VII, ARTICLE VIII, Sections 9.04, 9.05 and 9.06, ARTICLE X, Sections 10.02, 10.03, 10.04, 11.06, 11.07 and 11.13 shall survive the termination of this Agreement.

ARTICLE X. DISPUTE RESOLUTION

10.01 Mediation. In the event of any dispute arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party, representatives designated by each party shall meet at the University or confer by conference call within one week of a request by either party and attempt to amicably resolve the dispute. If the dispute is not resolved by such efforts within 30 days, the parties shall refer the matter to non-binding mediation in Boston, the costs of which will be shared equally. In the event that such dispute is not amicably resolved by such non-binding mediation, then the parties may, at their option, agree to arbitrate or unilaterally employ civil litigation or any other dispute resolution mechanism available to them.

10.02 Injunctive Remedies. Notwithstanding the mediation provisions of Section 10.1 above, the parties acknowledge and agree that, in the event of a breach or a threatened breach by either party of Section 11.01 hereof, the other party may suffer irreparable damage for which it will have no adequate remedy at law and, accordingly, shall be entitled immediately to seek injunctive and other equitable remedies to prevent or restrain such breach or threatened breach, without having first complied with the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

provisions of section 10.01, and without the necessity of posting any bond or surety, in addition to any other remedy it might have at law or at equity.

10.03 Governing Law. The validity, interpretation, performance and enforcement of this Agreement, and all rights and obligations of the parties shall be governed and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its rules concerning conflicts of laws.

10.04 Exclusive Venue; Consent to Jurisdiction. Any action, suit or other proceeding pursuant to, arising under, or touching or concerning this Agreement or the transactions contemplated hereby shall be brought exclusively in any court of competent jurisdiction in Suffolk County, Commonwealth of Massachusetts. The parties agree to take any and all necessary or appropriate action to submit to the exclusive jurisdiction of any such court. In any such action, suit or proceeding, the successful or prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in connection with that action, suit or proceeding, in addition to any other relief to which such party may be entitled.

ARTICLE XI. GENERAL PROVISIONS

11.01 Confidentiality. It is contemplated that in the course of the performance of this Agreement each party may, from time to time, disclose Confidential Information to the other. Each party agrees to take all reasonable steps to prevent disclosure of Confidential Information; provided that no provision of this Agreement shall be construed to preclude such disclosure of Confidential Information as may be necessary or appropriate to obtain from any governmental agency any necessary approval or license or to obtain patents that are to be included in Patent Rights.

11.02 Amendment and Waiver. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, its agents or employees, but only by an instrument in writing signed by an authorized officer of each party. No waiver by either

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

party of any breach of this Agreement by the other party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

11.03 Independent Contractors. Each party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of any third party. This Agreement and the relations hereby established by and between the University and Licensee do not constitute a partnership, joint venture, agency or contract of employment between them.

11.04 Assignment. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld in the case of any assignment pursuant to a merger, consolidation or sale of substantially all of the assets or stock of Licensee; provided that (a) nothing contained in this Section 11.04 shall prohibit sublicensing, and (b) the proposed assignee under this Section 11.04 agrees in writing to assume all of the obligations of Licensee under this Agreement.

11.05 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.06 Use of Names. Neither party shall use the name of the other party or any staff member, officer, employee or student of the other party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the party or individual whose name is to be used; provided that Licensee may state (and upon request by University shall state in all advertising, promotional or sales literature and publicity for a period of up to three (3) years from the Effective Date) that Licensed Products are based on research originally carried out at Boston University and that is licensed by the University under the Patent Rights. Licensee may make reference to publications authored or co-authored by the inventor(s). Licensee shall submit to the University for review and approval any references to Licensed Products, this Agreement, the University or the inventors in submissions required by the Securities and Exchange Commission or any stock exchange or market system on which its shares are listed or being

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

considered for listing. For the University and its officers, employees and students, such approval shall be obtained from the Director of the University’s Community Technology Fund. In addition, the University may disclose the name of Licensee in publications by the University. Licensee and University agree that they will jointly make an initial announcement about the existence of this agreement.

11.07 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the addressee at the addresses set forth below, or such other address as either party may specify by notice sent in accordance with this Section:

If to the University:

Boston University

Community Technology Fund

108 Bay State Road

Boston, MA 02215

             Attention: Director

with a copy to:

Boston University

Office of the General Counsel

125 Bay State Road

Boston, MA 02115

             Attention: General Counsel

If to Licensee, to the Licensee Notice Address set forth in the Term Sheet.

11.08 Severability. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The parties agree that they will negotiate in good faith or will permit a court or arbitrator to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

11.09 Conflict or Inconsistency. In the event of any conflict or inconsistency between the terms and conditions hereof and any terms or conditions set forth in any purchase order or other document relating to the transactions contemplated by this Agreement, the terms and conditions set forth in this Agreement shall prevail.

11.10 Captions. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the terms and conditions hereof.

11.11 Word Meanings. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.

11.12 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all prior agreements and understandings relating to the subject matter hereof, and no representations, inducements, promises or agreements, whether oral or otherwise, between such parties not contained herein or incorporated herein by reference shall be of any force or effect.

11.13 Rules of Construction. The parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be presumptively construed against either of them.

11.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

[Remainder of this page intentionally left blank]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, and have duly delivered and executed this Agreement under seal as of the date first set forth above.

TRUSTEES OF BOSTON UNIVERSITY		COLEY PHARMACEUTICAL GROUP, INC.

(UNIVERSITY)		(LICENSEE)

By:	/s/ Martin J. Howard	By:	/s/ Robert L. Bratzler
By:	Martin J. Howard	By:	Robert L. Bratzler
Title:	Assistant Treasurer	Title:	President & CEO
Date:	January 28, 2004	Date:	February 10, 2004

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Schedule 1

Definitions

When used as capitalized terms in the License Agreement to which this Schedule 1 is attached, the following terms shall have the respective meanings set forth below:

AAA has the meaning specified in ARTICLE X.

Affiliate means with respect to any person or Entity, any other person or Entity that controls, is controlled by or is under common control with the specified person or Entity. As used in this definition, the term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an Entity, whether through ownership of voting securities, by contract or otherwise.

Agreement means the license agreement to which this Schedule 1 is attached, together with all Schedules and Exhibits annexed thereto, as the same shall be modified and in effect from time to time.

Claim means any issued, unexpired, valid claim or pending claim contained in the Patent Rights issued within seven (7) years of the filing date of the patent application from which it arose. For purposes of this definition, valid claim means any claim that shall not have been invalidated in a final decision rendered by a court of competent jurisdiction from which no further appeal may be taken.

Confidential Information means all information and data provided by the parties to each other hereunder in written or other tangible medium and marked as confidential, or if disclosed orally, confirmed in writing within thirty (30) days after disclosure, except any portion thereof which:

(a)	is known to the receiving party, as evidenced by the receiving party’s written record, before receipt thereof under this Agreement;

(b)	is disclosed to the receiving party by a third person who has a right to make such disclosure; or

(c)	is or becomes generally known in the trade through no fault of the receiving party.

Current Market Value means, as to any issuance of equity by Licensee in connection with a Sublicense, (i) if there is no public market for Licensee’s securities as of the date of the issuance, 120% of the then most recent per-share price that was paid in a substantial transaction by a bona fide third party in respect of Licensee equity and (ii) if the issuance is Licensee’s initial public offering, the offering price of such securities to the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

public and (iii) otherwise, the ten (business) day average of (A) the closing prices for such securities on any exchange for which such securities are listed or (B) the average of the bid and ask prices of the securities in the Over the Counter Summary, in either case as published in the Wall Street Journal for the ten business days prior to the earlier of (1) the date the investment is made and (2) the day before the first public disclosure of the investment on any major news or financial wire service.

Effective Date has the meaning set forth in the preamble to this Agreement.

Entity means any corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership or other legal entity or organization.

Equity Agreement means the Stock Purchase and Registration Rights Agreement annexed hereto as Exhibit C.

Exclusive Period means the Term of the licenses granted pursuant to Sections 2.01 (a) and 2.01 (b), unless earlier terminated by the University pursuant to Section 9.03 (a).

Field of Use has the meaning specified in the Term Sheet.

Government Rights means the rights of the United States of America, as set forth in Public Laws 96-517 and 98-620 (35 U.S.C. §200 et seq.) or any successor thereto, as well as federal regulations promulgated thereunder, all as modified and in effect from time to time.

Indemnitee has the meaning specified in Section 7.02.

Information means research results, toxicology data, assays, preclinical data, prototypes, mask works, manufacturing processes including cell lines and unused, unexpired amounts of Products, clinical results, regulatory submissions, approvals and licenses, product licenses, customer lists, papers, photographs, computer programs and databases, manuals, prototypes, models, plans, drawings, designs, formulations, specifications, methods, techniques, shop-practices, formulas, supplier lists, engineering information, price lists, costing information, accounting and financial data, profit margin, marketing and sales data, and strategic plans related to the Patent Rights.

Initial Payment has the meaning specified in the Term Sheet.

Kit means any combination package of products or kit containing Licensed Products and Kitted Products.

Kit Amount means the dollar amount billed in respect of any Kit.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Kit Deduction means in respect of any Kit:

(a)	if the Licensed Products and the Kitted Products are also sold separately and can be used separately, an amount equal to the product of the Kit Amount times the ratio of the gross price of the Kitted Product divided by the sum of the gross prices of the Kitted Products and Licensed Products that comprise the Kit; by way of further explanation, the formula is:

A * B/(B + C)

where:	A= Kit Amount (the dollar amount billed in respect of any Kit)

B= Gross price of Kitted Products in the Kit

C= Sum of the gross prices of Licensed Products in the Kit;

(b)	if only the Licensed Products are also sold separately, the amount by which the Kit Amount exceeds the sum of the gross prices of the Licensed Products included in the Kit; by way of further explanation, the formula is:

A-B

where:	A= Kit Amount (the dollar amount billed in respect of any Kit)

B= Sum of the gross prices of Licensed Products in the Kit;

(c)	otherwise, zero, except as approved in writing by the University;

provided that (i) gross price and separate availability of any Licensed Product and Kitted Product shall, for purposes of this definition, be determined by reference to substantial separate sales during the calendar quarter in which the Kit Amount is included in Net Sales (at the earliest of invoice, shipment or payment); and (ii) in no event shall the Kit Deduction be more than 50% of the Kit Amount.

Kitted Product means any active product other than Licensed Products included in a Kit.

Licensee means the person or Entity so identified in the preamble to the Agreement, and its Affiliates.

Licensed Process means any Patent-Based Process and any Technology-Based Process.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Licensed Product means any Patent-Based Product and any Technology-Based Product.

Licensee Fiscal Year has the meaning set forth in the Term Sheet.

Licensee Notice Address means the address so identified in the Term Sheet.

Lump Sum means any amount payable by any Sublicensee to Licensee, including without limitation, (a) any technology access fee or license issue or maintenance fee or milestone payment; or (b) purchases of equity in Licensee to the extent the amount received in respect of any such equity purchase exceeds the then Current Market Value of such equity; provided, that Lump Sum shall not include any amount in respect of which Licensee pays to the University a Running Royalty or required amounts under Section 4.02 (Research Support).

Lump Sum Percentage has the meaning set forth in the Term Sheet.

Milestone means each of the events so identified in the Term Sheet.

Milestone Date means for any Milestone, the date appearing opposite such Milestone in the Term Sheet.

Milestone Payment means for any Milestone, the dollar amount appearing opposite such Milestone in the Term Sheet.

Minimum Royalty Amount means for (a) any year identified in the Term Sheet under the phrase “Minimum Royalty Amount,” the dollar amount appearing opposite the designation of such year and (b) any year thereafter during the Exclusive Period, an amount equal to the highest Minimum Royalty Amount for any previous year and (c) any year after the termination of the Exclusive Period, zero.

Net Sales means all gross amounts billed to any person or Entity (other than an Affiliate of Licensee or any Sublicensee) by Licensee or any Sublicensee at the earliest of invoice, shipment or payment in respect of Licensed Products and Licensed Processes, without regard to whether the intended use is testing, including, without limitation, all Kit Amounts, less the sum of the following amounts:

(a)	sales and use taxes, tariffs, duties and the like imposed directly and with reference to particular sales or leases; plus

(b)	outbound shipping prepaid or actually allowed; plus

(c)	amounts allowed on credits or returns; plus

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(d)	discounts allowed in amounts customary in the trade; plus

(e)	all Kit Deductions;

provided that (i) no deductions shall be made in respect of (A) commissions paid to salespersons or sales agencies (without regard to whether employed by Licensee or any Sublicensee or engaged as an independent contractor) or (B) the cost of collections; and (ii) solely to the extent necessary to avoid duplicative Royalties, in any case in which Licensee and one or more Sublicensees (a Billing Entity) each accrue what would be Net Sales in respect of the same instance of a Licensed Product or Licensed Process (a Unit), there shall be included in Net Sales only the highest amount billed as among the multiple billings in respect of such Unit and there shall be excluded from Net Sales all billings in respect of such Unit by all other Billing Entities. The proviso set forth in clause (ii) hereof is not intended to exclude multiple billings by any one Billing Entity in respect of the same Unit (and all such multiple billings by each Billing Entity shall be aggregated for the purpose of determining which is the highest Billing Entity in respect of such Unit).

Noncommercial Rights has the meaning set forth in Section 2.04 of the Agreement.

Patent-Based Process means any process that is covered in whole or in part by a Claim in the country in which it is used or practiced.

Patent-Based Products means any product or product part that (a) is covered in whole or in part by a Claim in the country in which it is made, used, sold or leased or (b) is manufactured by using a Patent-Based Process or (c) is employed to practice a Patent-Based Process.

Patent-Based Royalty Percentage has the meaning set forth in the Term Sheet.

Patent Costs means all fees and expenses, including without limitation, all attorneys fees, patent filing fees, travel costs of University employees to patent examiner interviews and maintenance fees incurred in respect of the Patent Rights and paid by University after the Effective Date.

Patent List means Exhibit A and Exhibit B annexed hereto as they may be amended and in effect from time to time.

Patent Rights means all of the following University intellectual property:

(a)	all United States and foreign patents, patent applications and provisional applications identified in the Patent List;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(b)	all United States and foreign patents issued with respect to the applications identified in the Patent List and with respect to divisionals and continuations of these applications;

(c)	claims of United States and foreign continuation-in-part applications, and of resulting patents, that are directed to subject matter described in the United States and foreign applications identified in the Patent List.

(d)	claims of all foreign patent applications and of the resulting patents that are directed to the subject matter described in the United States patents and patent applications described in clauses (a), (b) or (c) hereof; and

(e)	any reissues of United States patents described in (a), (b) or (c) hereof.

Prior Patent Costs means all fees and expenses, including without limitation, all attorneys fees, patent filing fees, travel costs of University employees to patent examiner interviews and maintenance fees incurred in respect of the Patent Rights and paid by University prior to the Effective Date.

Research Support Percentage has the meaning set forth in the Term Sheet.

Royalties has the meaning set forth in Section 4.01.

Running Royalty Amount means in respect of any calendar quarter during the Term, the sum of:

(a)	The product of Net Sales of Patent-Based Products and Patent-Based Processes for such quarter times the Patent-Based Percentage; plus

(b)	The product of Net Sales of Technology-Based Products and Technology-Based Processes for such quarter times the Technology-Based Percentage;

provided, that (i) no portion of any Net Sales shall be included in the calculations under both clauses (a) and (b) hereof; and (ii) if any portion of any Net Sales could be so double-counted, such portion shall be included only in the calculation under clause (a) hereof.

Sublicense means any license or right granted by Licensee to any person or Entity (and any such license or right granted by such person or Entity to any other person or Entity) (a) to make, have made, use, lease or sell Licensed Products, (b) to practice Licensed Processes or (c) to use the Technology, together with all agreements between the parties related thereto.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Sublicense Revenues means all revenues received by Licensee or an Affiliate from a Sublicensee pursuant to a sublicense to the Licensed Products, Licensed Processes or Technology, an option for a sublicense to the Licensed Products, Licensed Processes or Technology, or a similar agreement providing for the exploitation of the Licensed Products, Licensed Processes or Technology, in each case granted pursuant to Section 2.01 hereof, including license issue fees, license maintenance fees, milestone fees and royalties, but excluding equity investments in Licensee, any funds received by Licensee for the conduct of research and development, payments received for manufacturing, and the reimbursement of costs and expenses.

Sublicensor means any person or Entity (including without limitation, Licensee) who grants a Sublicense.

Sublicensee Any person or Entity to whom a Sublicense is granted.

Technology means all documented Information (without regard to whether it is Confidential Information) that relates to the Patent Rights but is not the subject of Claims in the country where the product or process based thereon or covered thereby is made, used, sold or leased, including without limitation,

(a)	inventions that are the subject of patent applications listed in the Patent List for which patents do not issue or are invalidated (from and after the date a final determination is made from which no further appeal may be taken);

(b)	inventions that directly relate to the Patent Rights but do not infringe a Claim;

(c)	from and after the abandonment of a Claim or after the removal of a patent from the list of Patent Rights, inventions formerly covered thereby; and

(d)	in countries where the parties hereto have agreed that obtaining patent protection is not economically viable, all inventions that directly relate to the Patent Rights.

Technology-Based Process means any process covered by or developed using the Technology.

Technology-Based Product means any product or product part that (a) is covered by or developed using any Technology or (b) is manufactured by using any Technology-Based Process or (c) is employed to practice a Technology-Based Process.

Technology-Based Royalty Percentage has the meaning set forth in the Term Sheet.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Term means with respect to any license granted by the University under this Agreement, the period beginning on the Effective Date and terminating on the earlier of (a) the termination of this Agreement pursuant to ARTICLE IX or (b) the termination of such license pursuant to Sections 9.01, 9.02 or 9.03, as appropriate.

Term Sheet means Schedule 2 annexed hereto.

Territory has the meaning specified in the Term Sheet.

University means Trustees of Boston University, a Massachusetts corporation.

University Hospitals means a research or teaching hospital affiliated with Boston University, namely Boston Medical Center.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Schedule 2

Term Sheet

University Case Number:	BU_01-36
University Case Title:	[******************************************** **********************]

Licensee Name:	Coley Pharmaceutical Group, Inc.
Entity Type:	C-type Corporation
State or Country of Organization:	Delaware
Licensee Fiscal Year:	Calendar year
Licensee Notice Address:	93 Worcester Street, Wellesley, MA 02481
Prior Patent Costs incurred as of July 31, 2003 :	$[*********]
Initial Payment:	$[*********]
Minimum Royalty Amounts, creditable as provided in Section 4.01(i):
2005	$[*********]
2006	$[*********]
2007	$[*********]
2008-2012	$[*********]
Patent-Based Royalty Percentage:	[*****] % as provided in Section 4.01(b)(i-v)
Technology-Based Royalty Percentage :	[**] % of Patent-Based Royalties as provided in Section 4.01(c)

Field of Use:	All human and veterinary applications
Territory:	worldwide

Milestone	Date	Payment
Submit Business Plan for Licensed Products	/ / -
/ / -
/ / -

Filing of IND Application	/ / -	$	[*********]

Filing for Approval for Marketing	/ / -
	/ / -	$	[*********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT A

US PATENT RIGHTS

BU Docket Attorney Docket	USSN/ Patent	Title	Inventors	Filed/Issued
[*****]	[**********]	[********** ************* ************* **************** ********]	[**************** ********* **************** ***]	[***********************]
[*****]	[**********]	[********** ************** ************* **************** ********]	[**************** ********* **************** ***]	[***********************]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT B

FOREIGN PATENT RIGHTS

BU Docket Attorney Docket	USSN/ Patent	Title	Inventors	Filed/Issued
[*****]	[**************]	[********* ************** ************** *************** *********]	[**************** ********** *************** ***]	[***** ***************]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.